   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1996

                                                       REGISTRATION NO. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          THOMAS & BETTS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEW JERSEY                   3678                    22-1326940
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)

                               ----------------

                              1555 LYNNFIELD ROAD
                           MEMPHIS, TENNESSEE 38119
                                (901) 682-7766
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            JERRY KRONENBERG, ESQ.
                        VICE PRESIDENT--GENERAL COUNSEL
                          THOMAS & BETTS CORPORATION
                              1555 LYNNFIELD ROAD
                           MEMPHIS, TENNESSEE 38119
                                (901) 682-7766
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         COPIES OF COMMUNICATIONS TO:
       EMANUEL S. CHERNEY, ESQ.                 ALAN L. JAKIMO, ESQ.
        ANDREWS & KURTH L.L.P.                      BROWN & WOOD
         425 LEXINGTON AVENUE                  ONE WORLD TRADE CENTER
       NEW YORK, NEW YORK 10017               NEW YORK, NEW YORK 10048
            (212) 850-2800                         (212) 839-5300

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE
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
                                                                    PROPOSED
                                                     PROPOSED       MAXIMUM
                                                     MAXIMUM       AGGREGATE     AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES   AMOUNT TO BE OFFERING PRICE OFFERING PRICE REGISTRATION
         TO BE REGISTERED             REGISTERED   PER UNIT (1)       (1)           FEE
--------------------------------------------------------------------------------------------
 6 1/2% Notes due 2006               $150,000,000      100%       $150,000,000    $51,724

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(1) Estimated solely for the purpose of computing the registration fee.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
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

                             CROSS REFERENCE SHEET

               PURSUANT TO ITEM 501(b) OF REGULATION S-K SHOWING
           THE LOCATION OF INFORMATION REQUIRED BY PART I OF FORM S-4

 ITEM NO.          CAPTION                       LOCATION IN PROSPECTUS
 --------          -------                       ----------------------
 Item 1.  Forepart of Registration
           Statement and Outside
           Front Cover Page of
           Prospectus.............   Facing Page of the Registration Statement;
                                      Outside Front Cover Page of the Prospectus
 Item 2.  Inside Front and Outside
           Back Cover Pages of
           Prospectus.............   Available Information; Incorporation of
                                      Certain Documents by Reference
 Item 3.  Risk Factors, Ratio of
           Earnings to Fixed
           Charges and Other
           Information............   Incorporation of Certain Documents by
                                      Reference; Summary; Selected Consolidated
                                      Historical and Pro Forma Financial
                                      Information; The Exchange Offer
 Item 4.  Terms of the
           Transaction............   Summary; The Exchange Offer; Description of
                                      the New Notes; Description of the Old Notes;
                                      Certain United States Federal Income Tax
                                      Considerations
 Item 5.  Pro Forma Financial
           Information............   *
 Item 6.  Material Contracts with
           the Company Being
           Acquired...............   *
 Item 7.  Additional Information
           Required for Reoffering
           by Persons and Parties
           Deemed to Be
           Underwriters...........   *
 Item 8.  Interest of Named
           Experts and Counsel....   Legal Matters; Experts
 Item 9.  Disclosure of Commission
           Position on
           Indemnification for
           Securities Act
           Liabilities............   *
 Item 10. Information with Respect
           to S-3 Registrants.....   Available Information; Incorporation of
                                      Certain Documents by Reference
 Item 11. Incorporation of Certain
           Information by
           Reference..............   Incorporation of Certain Documents by
                                      Reference
 Item 12. Information with Respect
           to S-2 or S-3
           Registrants............   *
 Item 13. Incorporation of Certain
           Information by
           Reference..............   *
 Item 14. Information with Respect
           to Registrants Other
           than S-2 or S-3
           Registrants............   *
 Item 15. Information with Respect
           to S-3 Companies.......   *
 Item 16. Information with Respect
           to S-2 or S-3
           Companies..............   *
 Item 17. Information with Respect
           to Companies Other than
           S-2 or S-3 Companies...   *
 Item 18. Information if Proxies,
           Consents or
           Authorizations are to
           be Solicited...........   *
 Item 19. Information if Proxies,
           Consents or
           Authorizations are not
           to be Solicited or in
           an Exchange Offer......   The Exchange Offer

--------
*Omitted because the item is inapplicable or the answer is negative.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS       SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1996

                              [LOGO] THOMAS&BETTS
                                     ------------
                                     --------------------
                                     ------------
                             OFFER TO EXCHANGE ITS
                             6 1/2% NOTES DUE 2006
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                             6 1/2% NOTES DUE 2006

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON            , 1996, UNLESS EXTENDED.

                                  -----------

  Thomas & Betts Corporation, a New Jersey corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate principal amount of its 6 1/2% Notes due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like principal amount of its outstanding 6 1/2% Notes due 2006 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding.

  The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not be entitled to registration rights and (ii) the New Notes will not provide for any increase in the interest rate thereon. In that regard, the Old Notes provide that, if the Exchange Offer is not consummated by July 28, 1996, the interest rate borne by the Old Notes will increase by 0.50% per annum following July 28, 1996 until the Exchange Offer is consummated. See "Description of the Old Notes." The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of January 30, 1996 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers (as defined herein) of the Old Notes. The New Notes will be issued under the same Indenture (as defined herein) as the Old Notes and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. In the event that the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes (as defined herein) have taken certain actions or exercised certain rights under the Indenture. The New Notes and the Old Notes are collectively referred to herein as the "Notes." See "Description of the New Notes" and "Description of the Old Notes."

  Interest on the New Notes is payable semiannually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing on the first such date following the original issuance date of the New Notes. The New Notes will mature on January 15, 2006. The New Notes are not entitled to any sinking fund and are not redeemable prior to maturity.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO  THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is        , 1996.

  The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes that is an "affiliate" of the Company or that intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and
(c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

  Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days (subject to extension under certain limited circumstances described below) after the Expiration Date (as defined below) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Notes."

  In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

  The New Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they each currently intend to make a market in the New Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company currently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders (other than to the Initial Purchasers under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Summary--Certain Consequences of a Failure to Exchange Old Notes."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

  Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York
City time, on            , 1996 (such time on such date being hereinafter
called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered in whole or in part in a principal amount of $1,000 and integral multiples thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Old Note, from January 30, 1996. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after January 30, 1996.

  This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of                 , 1996.

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits and schedules filed therewith for further information with respect to the Company and the New Notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed by the Company with the Commission and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at the addresses set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1995, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 2, 1995,

July 2, 1995 and October 1, 1995, (iii) the Company's Current Reports on Form 8-K dated December 12, 1995, January 17, 1996 and February 12, 1996 and (iv) the Company's Current Report on Form 8-K/A dated January 22, 1996.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer for the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

  The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to: Thomas & Betts Corporation, Office of the Corporate Secretary, 1555 Lynnfield Road, Memphis, Tennessee 38119 (telephone number (901) 682-7766).

                                    SUMMARY

  The following summary is qualified in its entirety by, and is subject to, the detailed information, consolidated financial statements and notes thereto, and pro forma financial information contained elsewhere and incorporated by reference in this Prospectus. Unless otherwise indicated or unless the context otherwise requires, all references in this Prospectus to the Company include Thomas & Betts Corporation and its subsidiaries.

                                  THE COMPANY

  Thomas & Betts Corporation ("Thomas & Betts" or the "Company") designs, manufactures and markets on a global basis electrical and electronic connectors, components and related accessories and other products, with manufacturing facilities and marketing activities in North America, Europe and Asia. The Company's products are sold worldwide through electrical, electronic and HVAC distributors, mass merchandisers, catalogs and home centers, and directly to original equipment manufacturer ("OEM") markets. In North America, the Company is one of the largest manufacturers of electrical connectors, components and accessories for industrial, commercial and residential construction, renovation and maintenance applications, and is a leading supplier of transmission poles, towers and industrial lighting products to the electric utility and telecommunications industries. On a worldwide basis, the Company designs and manufactures electronic connectors and flat cable, which are sold primarily to OEMs in the automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications industries.

  The Company operates in three business segments. Electrical Construction and Maintenance Components are sold primarily in North America, and manufactured and assembled at facilities located in the United States, Puerto Rico, Canada and Mexico. Electronics/OEM Components are sold in North America, Europe and Asia, and manufactured at facilities in the United States, Europe, Mexico, Japan and Singapore. Other Products and Components--principally heaters, heating/ventilation systems, components for transmission and distribution of electric power, transmission poles and towers, and telecommunications products--are sold primarily in North America and manufactured in the United States.

  Thomas & Betts' objective is to continue to achieve profitable growth by offering its distributors and its OEM and end-user customers a broad family of high-quality products and state-of-the-art distribution services and by maintaining a leadership position in the market segments that it serves. Its strategy for achieving this objective consists of the following elements:

  . designing continuous improvements and making customer-specific modifications in widely used products--allowing value to be added to mature product lines;

  . selectively acquiring product lines that complement the Company's existing product lines--allowing the Company to reduce significantly the time required by the Company to bring new products to its markets;

  . expanding the use and features of the Company's state-of-the-art
    Distributor/Manufacturer Integration ("DMI") system--allowing the Company to provide its distributors with an inventory and distribution management system that achieves significant transaction cost savings for both the Company and its distributors; and

  . globally locating and coordinating manufacturing facilities and marketing personnel--allowing the Company to achieve low-cost manufacturing and provide worldwide service to those of its OEM customers with globally dispersed operations.

  Selective acquisitions have been made to broaden Thomas & Betts' business worldwide. In 1992, the Company acquired American Electric, a leading manufacturer of a broad range of electrical products and accessories, as a result of which the Company's sales approximately doubled. Since the acquisition of American

Electric, the Company has made 13 acquisitions involving complementary product lines. Recent examples include: the $51 million acquisition of Commander Electrical Products, Inc., a Canadian manufacturer of electrical outlet boxes, in August 1994; the $35 million acquisition of Catamount Manufacturing, Inc. ("Catamount"), a manufacturer of cable ties, in October 1995; and the $221 million acquisition of Amerace Corporation ("Amerace"), a manufacturer of electrical components for the utility and industrial markets, in January 1996. Amerace had sales of approximately $200 million in 1994. In addition, in August 1994, the Company completed the purchase, for approximately $50 million, of a 29% interest in Leviton Manufacturing Co., Inc. ("Leviton"), a private company that is the largest U.S. manufacturer of wiring devices.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $150,000,000 aggregate principal amount of
                              New Notes are being offered in exchange for a like aggregate principal amount of Old Notes. Old Notes may be tendered for exchange in whole or in part in a principal amount of $1,000 and integral multiples thereof. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement relating to the Old Notes. For a description of the procedures for tendering Old Notes, see "The Exchange Offer--Procedures for Tendering Old Notes."

Expiration Date.............  5:00 p.m., New York City time, on        , 1996
                              (such time on such date being hereinafter called the "Expiration Date") unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extend-
                              ed). See "The Exchange Offer--Expiration Date;
                              Extensions; Amendments."

Certain Conditions to the
 Exchange Offer.............
                              The Exchange Offer is subject to certain condi-tions. The Company reserves the right in its sole and absolute discretion, subject to applicable law and the terms of the Registration Rights Agreement, at any time and from time to time, (i) to delay the acceptance of the Old Notes for ex-change, (ii) to terminate the Exchange Offer if certain specified conditions have not been satis-fied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes, or (iv) to waive any condition or otherwise amend the terms of the Ex-change Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments" and "--Certain Conditions to the Exchange Offer."

Withdrawal Rights...........  Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Ex-change Agent in conformity with certain proce-dures set forth below under "The Exchange Offer-- Withdrawal Rights."

Procedures for Tendering      Tendering holders of Old Notes must complete and
 Old Notes..................  sign a Letter of Transmittal in accordance with the instructions contained therein
                              and forward the same by mail, facsimile or hand delivery, together with any other required docu-ments, to the Exchange Agent (as defined below), either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Certain bro-kers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes regis-tered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to ten-der Old Notes pursuant to the Exchange Offer. See
                              "The Exchange Offer--Procedures for Tendering Old
                              Notes." Letters of Transmittal and certificates representing Old Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be di-rected to the Exchange Agent. See "The Exchange
                              Offer--Exchange Agent."

Resales of New Notes........  The Company is making the Exchange Offer in reli-
                              ance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Di-vision of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise trans-ferred by a holder thereof (other than a holder who is a broker-dealer) without further compli-ance with the registration and prospectus deliv-ery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrange-ment or understanding with any person to partici-pate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes that is an "affiliate" of the Company or that intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any broker-dealer who purchased the Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption un-der the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and
                              (c) must comply with the registration and pro-spectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursu-ant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the require-ments of the Securities Act in connection with any resales of such New Notes.

                              Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and
                              (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each bro-ker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must ac-knowledge that it acquired the Old Notes for its own account as the result of market-making activ-ities or other trading activities and must agree that it will deliver a prospectus meeting the re-quirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwrit-er" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who ac-quired Old Notes for their own accounts as a re-sult of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon ex-change of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an ex-change offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Pro-spectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participat-ing Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limita-tions described below under "The Exchange Offer-- Resale of New Notes", the Company has agreed that this Prospectus, as it may be amended or supple-mented from time to time, may be used by a Par-ticipating Broker-Dealer in connection with re-sales of such New Notes for a period ending 90 days (subject to extension under certain limited circumstances) after the Expiration Date or, if earlier, when all such New Notes have been dis-posed of by such Participating Broker-

                              Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "Plan of Distribu-tion." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any re-sale transaction. See "The Exchange Offer--Re-sales of New Notes."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is First Trust of New York, National Asso-ciation (the "Exchange Agent"). The addresses, and telephone and facsimile numbers of the Ex-change Agent are set forth in "The Exchange Of-fer--Exchange Agent" and in the Letter of Trans-mittal.

Use of Proceeds.............  The Company will not receive any cash proceeds from the issuance of the New Notes offered here-by. See "Use of Proceeds."

Certain United States
 Federal Income Tax
 Considerations.............
                              Holders of Old Notes should review the informa-tion set forth under "Certain United States Fed-eral Income Tax Considerations" prior to tendering Old Notes in the Exchange Offer.

                                 THE NEW NOTES

Securities Offered..........  Up to $150,000,000 aggregate principal amount of the Company's 6 1/2% Notes due 2006 which have been registered under the Securities Act.

                              The New Notes will be issued and the Old Notes were issued under an Indenture, dated as of Janu-ary 15, 1992 (the "Indenture"), between the Com-pany and First Trust of New York, National Asso-ciation, as Trustee (successor trustee to Morgan Guaranty Trust Company of New York) (the "Trust-ee"). The New Notes and any Old Notes which re-main outstanding after consummation of the Ex-change Offer will constitute a single series of debt securities under the Indenture and, accord-ingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or ex-ercised certain rights under the Indenture. See "Description of the New Notes--General."

                              The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been regis-tered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Notes and will not be entitled to registration rights or other rights under the Registration Rights Agreement and (ii) the New Notes will not provide for any increase in the interest rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of the New Notes" and "Description of the Old Notes."

Maturity Date...............  January 15, 2006.

Interest Payment Dates......  January 15 and July 15 of each year, commencing on the first such date following the original is-suance of the New Notes.

Denominations...............  The New Notes will be issued in minimum denomina-
                              tions of $1,000 and integral multiples of $1,000 in excess thereof.

Redemption..................  The New Notes may not be redeemed prior to matu-
                              rity.

Sinking fund................  None.

Ranking.....................  The New Notes will constitute senior unsecured indebtedness of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. See "Capitalization" and "Description of the New Notes--General."

Absence of Market for the     The New Notes will be a new issue of securities
 New Notes..................  for which there currently is no market. Although
                              Merrill Lynch & Co., Merrill Lynch, Pierce,
                              Fenner & Smith Incorporated and J.P. Morgan Secu-rities Inc., as representatives for the initial purchasers of the Old Notes (the "Initial Pur-chasers"), have informed the Company that they each currently intend to make a market in the New
                              Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company cur-rently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Se-curities Dealers Automated Quotation System.

  For further information regarding the New Notes, see "Description of the New Notes."

            CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

  The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions applicable solely to the Initial Purchasers). The Company currently does not intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, and Old Notes which remain outstanding after the consummation of the Exchange Offer will continue to be so eligible, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

  The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of the New Notes-- General."

  The Old Notes provide that, if the Exchange Offer is not consummated by July 28, 1996, the interest rate borne by the Old Notes will increase by 0.50% per annum following July 28, 1996 until the Exchange Offer is consummated. See "Description of the Old Notes." Following consummation of the Exchange Offer, the Old Notes will not be entitled to any increase in the interest rate thereon. The New Notes will not be entitled to any such increase in the interest rate thereon.

                              RECENT ACQUISITIONS

  The Company has expanded its business and product line through internal development and acquisitions. On January 2, 1996 the Company completed the acquisition of Amerace, a subsidiary of Eagle Industrial Products Corporation, for a purchase price of $221 million in cash. Amerace is a leading manufacturer of electrical components, including (i) cables, connectors and related products for electric utilities; (ii) electrical control products sold as components to the machine tool and process control industry; (iii) electrical connectors for specialized industrial and construction uses; and
(iv) specialized lighting products. Amerace's most significant products are power and distribution connectors and components sold under its Elastimold brand name, which has a significant share of the U.S. market for these products and a growing international presence through export and joint ventures in Taiwan, Belgium and Japan. Amerace's Hendrix Wire & Cable division produces products for use in underground and overhead residential electrical power distribution. Amerace's MRS Power Systems division serves the electrical interconnect and trolley electrification markets. Amerace's Electronic Components division manufacturers and distributes timing and relay devices and connector components to the industrial markets. Amerace had sales of approximately $200 million in 1994 and sales of approximately $167 million during the first nine months of 1995. Amerace has manufacturing facilities in Hackettstown, New Jersey; Milford, New Hampshire; Albuquerque, New Mexico; Punta Gorda and Brooksville, Florida; Ontario, Canada; and Berkshire, England, as well as various office and warehouse facilities. The Company expects that the combination of Amerace's products with its own existing utility package will enable it to further penetrate international markets. See "Selected Consolidated Historical and Pro Forma Financial Information."

  On October 27, 1995, the Company completed the $35 million acquisition of Catamount, a manufacturer of cable ties, wire connectors, tubing and nylon hardware products, and related electrical products. The purchase price consisted of approximately $22 million in the Company's Common Stock and the assumption or retirement of approximately $13 million in debt. Catamount had sales of approximately $28 million in 1994. On January 5, 1996 the Company completed the $8.5 million acquisition of certain assets of Bowers Manufacturing Corporation ("Bowers"), a manufacturer of metallic and non-metallic electrical outlet boxes and surface raceway systems, from Masco Corporation. The acquisition complements the Company's existing STEEL CITY, UNION and IBERVILLE box lines in the United States and Canada.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes in exchange for Old Notes as described in this Prospectus, the Company will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled. Accordingly, the issuance of the New Notes will not result in any change in the indebtedness of the Company.

  The net proceeds to the Company from the sale of the Old Notes was approximately $148.4 million. The Company used the net proceeds to refinance a portion of the outstanding debt under the Company's revolving credit facility established by the Credit Agreement, dated as of March 29, 1995, as amended, between the Company and Morgan Guaranty Trust Company of New York, as Agent. The debt refinanced would have expired on March 29, 2000 and had a weighted average interest rate of 5.98% on December 31, 1995.

                                CAPITALIZATION

  The following table sets forth: (i) the cash position and the capitalization of the Company on a consolidated basis as of October 1, 1995, (ii) the pro forma cash position and capitalization of the Company on a consolidated basis as of such date after giving effect to the acquisition of Amerace as if such acquisition had occurred on such date, and (iii) the adjusted pro forma cash position and capitalization of the Company on a consolidated basis as of such date after giving effect to the acquisition of Amerace and the sale of the Old Notes and the application of the estimated net proceeds therefrom as if such transactions had occurred on such date. The information presented below should be read in conjunction with the historical and pro forma financial information incorporated by reference or included elsewhere in this Prospectus. The exchange of the New Notes for the Old Notes will have no effect on the cash position or capitalization of the Company.

                                                   AS OF OCTOBER 1, 1995
                                             ----------------------------------
                                                                    PRO FORMA,
                                             HISTORICAL PRO FORMA   AS ADJUSTED
                                             ---------- ----------  -----------
                                                      (IN THOUSANDS)
Cash, cash equivalents and short-term
investments.................................  $105,544  $  105,544  $  105,544
                                              ========  ==========  ==========
Short-term debt:
  Current maturities of long-term debt......  $  9,452  $    9,452  $    9,452
  Short-term borrowings.....................    13,731      13,731      13,731
                                              --------  ----------  ----------
    Total short-term debt...................  $ 23,183  $   23,183  $   23,183
                                              ========  ==========  ==========
Long-term debt (less current maturities):
  6 1/2% Notes due 2006.....................  $    --   $      --   $  150,000
  Revolving credit facility.................   137,000     357,550     209,191
  8 1/4% Notes due January 2004.............   124,364     124,364     124,364
  5.10% Notes due February 23, 1996.........    20,000      20,000      20,000
  Other borrowings..........................    18,800      18,800      18,800
  International borrowings..................    30,497      30,497      30,497
  Industrial revenue bonds..................    14,105      14,105      14,105
  Other.....................................     8,539       8,539       8,539
  Less: current portion.....................    (9,452)     (9,452)     (9,452)
                                              --------  ----------  ----------
    Total long-term debt....................   343,853     564,403     566,044
                                              --------  ----------  ----------
Shareholders' equity:
  Common stock..............................     9,857       9,857       9,857
  Additional paid-in capital................   172,224     172,224     172,224
  Retained earnings.........................   396,456     396,456     396,456
  Unrealized gain on marketable securities..     1,344       1,344       1,344
  Foreign currency translation adjustment...     3,872       3,872       3,872
  Cost of treasury stock....................    (2,289)     (2,289)     (2,289)
                                              --------  ----------  ----------
    Total shareholders' equity..............   581,464     581,464     581,464
                                              --------  ----------  ----------
    Total capitalization....................  $925,317  $1,145,867  $1,147,508
                                              ========  ==========  ==========

     SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

  The following tables set forth selected consolidated historical financial information and pro forma financial information of the Company. The historical information in these tables should be read in conjunction with the disclosures in the sections captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the consolidated financial statements of the Company and related notes thereto incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the year ended January 1, 1995 and the Company's Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year ended December 31, 1995. The unaudited pro forma financial information should be read in conjunction with the unaudited pro forma financial statements, including the related notes thereto, the aforementioned consolidated financial statements of the Company, and the financial statements of Amerace, including the related notes thereto, incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K/A dated January 22, 1996. The exchange of the New Notes for the Old Notes will have no effect on the cash position or capitalization of the Company.

  The historical information set forth below was selected or derived from the historical financial statements and notes thereto of the Company. The unaudited historical interim period financial information, in the opinion of management, includes all adjustments (consisting of normal recurring accruals) necessary for a fair presentation for the periods shown. Historical results for the nine months ended October 1, 1995 are not necessarily indicative of results to be expected for the full year.

  The unaudited pro forma financial information set forth below gives effect to (i) the acquisition of Amerace and the debt incurred in connection therewith and (ii) the sale of $150 million aggregate principal amount of the Old Notes and the application of the net proceeds therefrom as described under "Use of Proceeds", as if they each had occurred on October 1, 1995 with regard to Balance Sheet Data, and on January 3, 1994 with regard to all other data. The pro forma financial information presented is not necessarily indicative of actual results that would have been achieved had the acquisition of Amerace been completed on the dates assumed and do not purport to project the Company's financial position at any future date or its results of operations for any future period. As illustrated below, the acquisition of Amerace and the debt incurred in connection therewith will have a material impact on the financial position and results of operations of the Company.

                                        FISCAL YEAR ENDED                        NINE MONTHS ENDED
                          ----------------------------------------------  --------------------------------
                                                                 PRO                               PRO
                                      HISTORICAL               FORMA(1)        HISTORICAL        FORMA(1)
                          ----------------------------------  ----------  --------------------- ----------
                          DECEMBER 31, JANUARY 2, JANUARY 1,  JANUARY 1,  OCTOBER 2, OCTOBER 1, OCTOBER 1,
                              1992        1994       1995        1995        1994       1995       1995
                          ------------ ---------- ----------  ----------  ---------- ---------- ----------
                                         (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
STATEMENT OF EARNINGS
 DATA:
Net sales...............    $939,548    $957,509  $1,076,165  $1,276,265   $787,376   $903,831  $1,070,331
                            --------    --------  ----------  ----------   --------   --------  ----------
Costs and expenses:
 Costs of sales.........     605,517     628,577     710,864     862,963    524,440    594,873     720,247
 Marketing, general and
  administrative........     201,818     211,430     229,897     253,597    169,781    185,874     205,024
 Research and
  development...........      17,368      18,664      20,787      24,987     15,312     17,251      21,251
 Amortization of
  intangibles...........      13,498      11,780      11,040      14,422      8,488      7,380       9,917
 Provision for
  restructured
  operations............      15,000         --       79,011      79,011     79,011        --          --
                            --------    --------  ----------  ----------   --------   --------  ----------
 Total..................     853,201     870,451   1,051,599   1,234,980    797,032    805,378     956,439
                            --------    --------  ----------  ----------   --------   --------  ----------
Earnings (loss) from
 operations.............      86,347      87,058      24,566      41,285     (9,656)    98,453     113,892
Other income (expense)--
 net....................     (33,364)    (27,116)    (24,072)    (35,208)   (18,735)   (14,981)    (21,532)
                            --------    --------  ----------  ----------   --------   --------  ----------
Earnings (loss) from
 continuing operations
 before income taxes....      52,983      59,942         494       6,077    (28,391)    83,472      92,360
Income taxes (benefit)..      12,403      16,353      (1,393)      3,092    (10,712)    26,722      31,423
                            --------    --------  ----------  ----------   --------   --------  ----------
Earnings (loss) from
 continuing operations
 before cumulative
 effect of change in
 accounting for income
 taxes..................      40,580      43,589       1,887  $    2,985    (17,679)    56,750  $   60,937
                                                              ==========                        ==========
Earnings from
 discontinued operations
 net of income tax
 expense................      10,343      11,322       7,350                  7,350        --
Gain on sale of
 discontinued
 operations, net of
 income tax expense of
 $40,492................         --          --       58,583                 58,583        --
                            --------    --------  ----------               --------   --------
Earnings before
 cumulative effect of
 change in accounting
 for income tax.........      50,923      54,911      67,820                 48,254     56,750
Cumulative effect of
 change in accounting
 for income taxes.......         --        1,628         --                     --         --
                            --------    --------  ----------               --------   --------
Net earnings(2).........    $ 50,923    $ 56,539  $   67,820               $ 48,254   $ 56,750
                            ========    ========  ==========               ========   ========
Ratio of earnings to
 fixed charges(3).......        2.2x        2.6x        .96x        1.0x        .3x       4.0x        3.3x
SHARE DATA(4):
Earnings (loss) from
 continuing operations
 per share..............    $   2.17    $   2.31  $      .10  $      .15   $   (.90)  $   2.89  $     3.10
Earnings per share......        2.72        3.00        3.51                   2.51       2.89
Dividends per share.....        2.24        2.24        2.24        2.24       1.68       1.68        1.68
Average shares
 outstanding............      18,717      18,837      19,304      19,304     19,216     19,642      19,642
OTHER DATA:
Depreciation and
 amortization...........    $ 46,722    $ 48,998  $   53,532  $   69,213   $ 38,525   $ 41,421  $   53,532
Purchases of property,
 plant and equipment....      38,232      28,044      59,109      66,309     36,683     61,663      68,663

                                                                                  PRO FORMA
                                                HISTORICAL                           (1)
                         -------------------------------------------------------- ----------
                         DECEMBER 31, JANUARY 2, JANUARY 1, OCTOBER 2, OCTOBER 1, OCTOBER 1,
                             1992        1994       1995       1994       1995       1995
                         ------------ ---------- ---------- ---------- ---------- ----------
                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
 equivalents............  $   41,764  $   72,509 $   69,671 $   88,974 $   53,496 $   53,496
Marketable securities...      56,568      31,543     52,569     43,022     52,048     52,048
Working capital.........     264,804     283,626    253,649    259,625    296,554    320,513
Property, plant &
 equipment--net.........     296,138     296,004    275,525    257,057    300,988    393,980
Intangible assets--net..     314,298     311,059    323,228    332,930    316,315    451,599
Total assets............   1,117,063   1,133,182  1,208,212  1,212,595  1,238,261  1,559,238
Short-term debt,
 including current
 maturities of long-term
 debt...................      43,287      27,897     18,659     24,521     23,183     23,183
Long-term debt, less
 current maturities.....     420,345     393,502    319,519    321,423    343,853    566,044
Shareholders' equity....     463,062     480,832    553,043    545,010    581,464    581,464

--------
(1) The unaudited pro forma financial information contained herein differs from that contained in the Company's Current Report on Form 8-K/A dated January 22, 1996, because it gives effect to the refinancing of a portion of the indebtedness under the Company's revolving credit facility with the net proceeds from the sale of the Old Notes at an interest rate of 6 1/2%. The interest rate utilized for the purposes of calculating pro forma interest expense on the revolving credit facility was 6.125%.

(2) Historical net earnings for the fiscal year ended January 1, 1995 include a pretax gain from the sale of the Company's Vitramon subsidiary of $99.1 million, a pretax charge of $79.0 million for restructuring of the Company's operations, and a pretax operating write-down of $10.6 million for previously vacated facilities, each of which was recorded in the third quarter of 1994.

(3) The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of earnings from continuing operations before income taxes, plus fixed charges and less undistributed earnings from unconsolidated investees. Fixed charges consist of interest expense and such portion of rental expense which the Company estimates to be representative of the interest factor attributable to such rental expense. The Company's ratios for the year ended January 1, 1995 and the nine months ended October 2, 1994 were .96x and .3x, both on an historical basis, inadequate to cover fixed charges by $1.4 million and $17.6 million, respectively. This inadequacy was largely due to a provision for restructured operations of $79.0 million provided in the third quarter of that year.

(4) On February 7, 1996, the Board of Directors of the Company approved a 2 for 1 split of the Company's Common Stock that will be effective April 9, 1996 with respect to shareholders of record on March 8, 1996. The Share Data included herein does not give effect to such stock split.

                            BUSINESS OF THE COMPANY

GENERAL

  Thomas & Betts designs, manufactures and markets on a global basis electrical and electronic connectors, components and related accessories and other products, with manufacturing facilities and marketing activities in North America, Europe and Asia. The Company's products are sold worldwide through electrical, electronic and HVAC distributors, mass merchandisers, catalogs and home centers, and directly to original equipment manufacturer ("OEM") markets. In North America, the Company is one of the largest manufacturers of electrical connectors, components and accessories for industrial, commercial and residential construction, renovation and maintenance applications, and is a leading supplier of transmission poles, towers and industrial lighting products to the electric utility and telecommunications industries. On a worldwide basis, the Company designs and manufactures electronic connectors and flat cable, which are sold primarily to OEMs in the automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications industries.

  The Company operates in three business segments. Electrical Construction and Maintenance Components are sold primarily in North America, and manufactured and assembled at facilities located in the United States, Puerto Rico, Canada and Mexico. Electronics/OEM Components are sold in North America, Europe and Asia, and manufactured at facilities in the United States, Europe, Mexico, Japan and Singapore. Other Products and Components--principally heaters, heating/ventilation systems, components for transmission and distribution of electric power, transmission poles and towers, and telecommunications products--are sold primarily in North America and manufactured in the United States.

  Thomas & Betts' objective is to continue to achieve profitable growth by offering its distributors and its OEM and end-user customers a broad family of high-quality products and state-of-the-art distribution services and by maintaining a leadership position in the market segments that it serves. Its strategy for achieving this objective consists of the following elements:

  . designing continuous improvements and making customer-specific modifications in widely used products--allowing value to be added to mature product lines;

  . selectively acquiring product lines that complement the Company's existing product lines--allowing the Company to reduce significantly the time required by the Company to bring new products to its markets;

  . expanding the use and features of the Company's state-of-the-art
    Distributor/Manufacturer Integration ("DMI") system--allowing the Company to provide its distributors with an inventory and distribution management system that achieves significant transaction cost savings for both the Company and its distributors; and

  . globally locating and coordinating manufacturing facilities and marketing personnel--allowing the Company to achieve low-cost manufacturing and provide worldwide service to those of its OEM customers with globally dispersed operations.

  Selective acquisitions have been made to broaden Thomas & Betts' business worldwide. In 1992, the Company acquired American Electric, a leading manufacturer of a broad range of electrical products and accessories, as a result of which the Company's sales approximately doubled. Since the acquisition of American Electric, the Company has made 13 acquisitions involving complementary product lines. Recent examples include: the $51 million acquisition of Commander Electrical Products, Inc., a Canadian manufacturer of electrical outlet boxes, in August 1994; the $35 million acquisition of Catamount, a manufacturer of cable ties, in October 1995; and the $221 million acquisition of Amerace, a manufacturer of electrical components for utility and industrial markets, in January 1996. Amerace had sales of approximately $200 million in 1994. In addition, in August 1994, the Company completed the purchase, for approximately $50 million, of a 29% interest in Leviton, a private company that is the largest U.S. manufacturer of wiring devices.

  The Company was established in 1898 as a sales agency for electrical wires and raceways and was incorporated in New Jersey in 1917. The Company's executive offices are located at 1555 Lynnfield Road, Memphis, Tennessee 38119, telephone number (901) 682-7766.

ELECTRICAL CONSTRUCTION AND MAINTENANCE COMPONENTS

  The Company's electrical construction and maintenance components market includes industrial, commercial and residential construction and renovation companies, electrical contractors, and maintenance, repair and overhaul operations ("MRO") customers. Total Electrical Construction and Maintenance Components sales were $441.5, $453.0 and $526.5 million, or 47%, 47% and 49% of the Company's total sales, for 1992, 1993 and 1994, respectively.

  The Company designs, manufactures and markets thousands of different electrical connectors, components and other products for industrial, commercial and residential construction applications, including (i) fittings and accessories for electrical raceways; (ii) fastening products, such as plastic and metallic ties for bundling wire and flexible tubing; (iii) terminals for small wires and power cables; (iv) power connectors, such as compression and mechanical connectors for high current power and grounding applications; (v) indoor and outdoor switch and outlet boxes, covers and accessories; (vi) floor boxes; (vii) metal framing used as structural supports for conduits, cable trays, electrical enclosures and lighting raceways; (viii) ground rods and clamps; (ix) products for outdoor security, roadway and adverse and hazardous location lighting; (x) circuit breakers, safety switches and meter centers; and (xi) other products, including insulation products, wire markers and application tooling products.

  The Company markets its electrical components under various brand names. These brand names and the related products include THOMAS & BETTS, T&B and CATAMOUNT electrical products and electricians' supply products, TY-RAP, TY-FAST and CATAMOUNT cable ties, STEEL CITY, BOWERS, IBERVILLE and UNION switch and outlet boxes, covers and conduit fittings, STA-KON terminals, STEEL CITY floor boxes and wire management systems, PERFECT-LINE outdoor lampholders and boxes and covers, BLACKBURN and COLOR-KEYED power connectors and grounding devices, T&B electricians' supplies, wire connectors, tools and accessories, KINDORF and SUPERSTRUT metal framing products, AMERICAN ELECTRIC LIGHTING and HAZLUX lighting products, THOMAS & BETTS and ZINSCO circuit breakers, safety switches and meter centers, T&B, CANSTRUT and ELECTROTRAY cable tray, E-Z-CODE wire markers and ANCHOR meter sockets.

  In North America, the Company's components for industrial, commercial and residential construction and industrial MRO customers are sold through electrical distributors and retail outlets such as home centers and mass merchants. The Company has relationships with over 2,000 national, regional and independent distributors and buying groups with locations across North America. The Company believes that it has strong relationships with its distributors as a result of the breadth and quality of its product line, innovative service programs, product innovation, competitive pricing and brand name recognition among its customers. The Company has a network of factory and independent sales representatives who work with distributors, end users and retail outlets to increase demand for its products.

  The Company also manufactures and distributes its components outside the United States. Certain of the Company's standard components are sold in countries where they conform to the applicable local electrical requirements, while other components are specifically designed and manufactured to conform to local standards. The Company also markets electrical components through offshore sales agents and domestic exporters.

ELECTRONIC/OEM COMPONENTS

  The Company's electronic components are sold primarily to OEMs in the automotive, information services, office equipment, test equipment, instrumentation, industrial automation and telecommunications businesses and commercial offices, with the remainder of the components going to others such as electronic distributors and contractors. Total Electronic/OEM Components sales were $250.9, $238.4 and $250.4 million, or 27%, 25% and 23% of the
Company's total sales, for 1992, 1993 and 1994, respectively.

  The Company's electronic/OEM components include: (i) printed circuit connectors; (ii) IDC connectors for mass termination of flat cables; (iii) custom-engineered connectors for automotive and professional electronics applications; (iv) flexible interconnects, flat cables and assemblies for automotive and other applications;

(v) cable ties; (vi) terminals; (vii) D-subminiature connectors, a broad group of industry standard connectors; and (viii) modular voice and data connectors, twinax and coax connectors, baluns, patch panels, jack and wall plates and related components for use in mainframe-to-terminal systems and personal computer-based local area networks in commercial properties. These components are sold under various brand names, including T&B electronic connectors, ANSLEY IDC flat cable and connectors, FLEXSTRIP jumpers, TY-RAP, TY-FAST and CATAMOUNT cable ties, HOLMBERG D-subminiature and card edge connectors, and NEVADA WESTERN, ARMIGER, OMNI and EPITOME premises wiring brand names. The Amerace acquisition added the following products to the Company's electronic/OEM components product line: RUSSELLSTOLL, MAX-GARD and EVER-LOK interconnect components and systems, MIPCO power connectors, FEEDRAIL trolley busway electrification systems, AGASTAT electro-mechanical and solid-state devices for timers and relays, and BUCHANAN terminal blocks and connectors. These Amerace products are sold to electrical interconnect, trolley busway electrification and industrial markets.

  In North America, the Company sells its standard components through electronic distributors and directly to end users, and provides customer-specific components directly to major OEMs. The Company sells through national, regional and local distributors serving a large customer base.

  The Company also manufactures and markets its electronic/OEM components internationally, with design, manufacturing and distribution capabilities in Europe and the Pacific Region. In Europe and the Pacific Region, as in North America, electronic/OEM components are sold primarily to automotive, computer, office equipment, test equipment, instrumentation, industrial automation and telecommunications markets, and certain of the Company's electronic components are developed and manufactured for specific customer applications.

  There has been a trend on the part of OEM customers to reduce the number of their preferred suppliers, focusing on companies that can meet quality and delivery standards and that have a global presence, a broad product package, strong design capability and competitive prices. The Company has achieved a preferred supplier designation from many of its most important OEM customers for electronic components, and continues to seek this preferred status from other accounts.

OTHER PRODUCTS AND COMPONENTS

  The Company sells its other products and components, comprised of heating products, transmission poles and towers, telecommunication components and other components, through distributors and directly to end users. Total Other Products and Components sales were $247.2, $266.1 and $299.2 million, or 26%, 28% and 28% of the Company's total sales, for 1992, 1993 and 1994, respectively.

 Heating Products

  The Company designs, manufactures and markets heating products for commercial and industrial buildings. Products include gas, oil and electric unit heaters, gas-fired duct furnaces, indirect and direct gas-fired make-up air heaters, and infrared heaters for the heating, ventilation and air conditioning ("HVAC") marketplace under the REZNOR and E.K. CAMPBELL brand names. The Company's products are sold through HVAC, mechanical and refrigeration distributors in over 1,000 locations throughout North America.

 Transmission Poles and Towers

  The Company designs, manufactures and markets transmission and distribution poles and towers for North American power and telecommunications companies and for export. These products are primarily sold to five types of end users: investor-owned utilities; cooperatives, which purchase power from utilities and manage its distribution to end users; municipal utilities; cable television operating companies; and telephone companies. The Company's products include tubular steel transmission and distribution poles and lattice steel transmission towers. The Company manufactures and sells its transmission towers and its transmission and distribution poles under the LEHIGH, MEYER and THOMAS & BETTS brand names.

 Telecommunication Components

  The Company designs, manufactures and markets T&B aerial, pole, pedestal and buried splice enclosures, T&B connectors, KOLD-N-KLOSE encapsulation and sheath repair systems, TY-RAP, TY-FAST and CATAMOUNT cable ties, and DELTEC specialty devices for cable television companies and telephone operating companies. These components are sold both directly to end users and through distributors.

 Other Components

  The Company designs, manufactures and markets flood, roadway and security lighting fixtures; and connectors, grounding systems, fastening and metal framing components for North American power companies and heating, mechanical and refrigeration ("HMR") product distributors. These products are primarily sold to four markets: investor-owned utilities, cooperatives, municipal utilities and HMR distributors. The Company's other component products include BLACKBURN power connectors and grounding systems, AMERICAN ELECTRIC LIGHTING roadway, security and area lighting fixtures, SUPERSTRUT metal framing, TY-RAP, TY-FAST and CATAMOUNT cable ties, ANCHOR meter sockets and, from the Amerace acquisition, ELASTIMOLD power connectors and HENDRIX cable products. These Amerace products are sold to investor-owned utilities, cooperatives and municipal utilities, and to the export market.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed to use its best efforts to file with the Commission a registration statement with respect to the exchange of the Old Notes for debt securities with terms identical in all material respects to the terms of the Old Notes, except that (i) the New Notes would be registered under the Securities Act and therefore would not be subject to certain restrictions on transfer applicable to the Old Notes and would not be entitled to registration and other rights under the Registration Rights Agreement and (ii) the New Notes would not provide for any increase in the interest rate thereon. In that regard, the Old Notes provide, among other things, that, if the Exchange Offer is not consummated by July 28, 1996, the interest rate borne by the Old Notes following July 28, 1996 will increase by 0.50% per annum until the Exchange Offer is consummated. The New Notes offered hereby in exchange for Old Notes meet the above requirements. Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any increase in the rate of interest thereon or any further registration rights under the Registration Rights Agreement, except that the Initial Purchasers may have certain registration rights under limited circumstances. See "Summary--Certain Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes."

  The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $150,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Notes in whole or in part in a principal amount of $1,000 and integral multiples thereof.

  The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus $150,000,000 aggregate principal amount of the Old Notes is outstanding.

  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except that the Initial Purchasers may have certain registration rights under limited circumstances.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes for New Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF THEY CHOOSE TO DO SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on
  , 1996 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law and the terms of the Registration Rights Agreement, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Certain Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Old Notes will warrant and agree in the Letter of Transmittal that such holder has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

  VALID TENDER. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  A tendering holder, if tendering less than all of such holder's Old Notes, should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  SIGNATURE GUARANTEES. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless
(a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

  The Company's acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

  DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Certain Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW NOTES

  The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old

Notes that is an "affiliate" of the Company or that intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

  Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days (subject to extension under certain limited circumstances described below) after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE NEW NOTES

  Each New Note will bear interest at the rate of 6 1/2% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no interest has been paid or duly provided for on such Old Note, from January 30, 1996. Interest on the New Notes will be payable semiannually on Janaury 15 and July 15 of each year, commencing on the first such date following the original issuance date of the New Notes.

  Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after January 30, 1996.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the staff of the Commission;

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (d) a banking moratorium shall have been declared by United States federal or Tennessee or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

    (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  First Trust of New York, National Association, has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

               By Mail:                    By Overnight Delivery or Hand:


   First Trust of New York, National      First Trust of New York, National
              Association                            Association
 c/o First Trust National Association              100 Wall Street
            P.O. Box 64485                    New York, New York 10005
    St. Paul, Minnesota 55164-9549                Attn: Patsy Poole
       Attn: Specialized Finance


                  To Confirm by Telephone or for Information:

                                (612) 244-1197
                              Attn: Phyliss Meath


                           Facsimile Transmissions:

                                (612) 244-1145


Delivery to other than one of the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF THE NEW NOTES

GENERAL

  The Old Notes were issued and the New Notes are to be issued under the Indenture, dated as of January 15, 1992 (the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee (successor trustee to Morgan Guaranty Trust Company of New York) (the "Trustee"). The following summaries of certain provisions of the Indenture, the Old Notes and the New Notes set forth below and under "Description of the Old Notes" do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms, and the forms of the certificates evidencing the Old Notes and the New Notes. Wherever particular sections or defined terms of the Indenture and/or Notes are referred to or used herein, such sections or defined terms are incorporated herein by reference as part of the statements made. See "Available Information."

  The Indenture does not limit the aggregate principal amount of debt securities or of any particular series of debt securities which may be issued thereunder. The Indenture provides that debt securities may be issued from time to time in one or more series. (Section 301). As of the date of this Prospectus, $125,000,000 of the Company's 8 1/4% Notes due January 15, 2004 and $150,000,000 of the Old Notes were the only debt securities outstanding under the Indenture. The Indenture, as supplemented, also provides for the issuance from time to time of Medium-Term Notes with maturities ranging from nine months to 30 years. As of the date of this Prospectus, no such Medium-Term Notes have been issued.

  The Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. If the Exchange Offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will vote together with the holders of New Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding debt securities of the relevant series. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Exchange Offer will be aggregated with the New Notes and the holders of such Old Notes and the New Notes will vote together as a single series for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and the New Notes then outstanding.

  The New Notes and the Old Notes are sometimes referred to, collectively, as the "Notes" and, individually, as a "Note."

  The New Notes will be unsecured obligations of the Company and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the Company and prior to any of its subordinated indebtedness.

  The New Notes will be limited to an aggregate principal amount of $150,000,000. Each New Note will bear interest at the rate of 6 1/2% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no interest has been paid or duly provided for on such Old Note, from January 30, 1996, payable semiannually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1996, to the persons in whose names such New Note is registered at the close of business on the December 31 or June 30 next preceding such Interest Payment Date. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months. The New Notes will mature on January 15, 2006. The New Notes will not be redeemable prior to maturity and will not be entitled to any mandatory redemption or sinking fund.

  The New Notes will not provide for any increase in the interest rate thereon. For a discussion of the circumstances in which the interest rate on the Old Notes may be temporarily increased, see "Description of the Old Notes."

PAYMENTS, DENOMINATION AND REGISTRATION

  Principal of and interest on the Notes will be payable, and the transfer or exchange of the Notes will be registrable, at the office or agency maintained by the Company for that purpose in New York, New York, provided that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register. (Sections 301, 305 and 1002).

  The Notes will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof. (Section 302). No service charge will be made for any registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section
305).

  In case any Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company's request, the Trustee will authenticate and deliver a new Note, of like tenor and equal principal amount in exchange and substitution for such Note (upon surrender and cancellation thereof) or in lieu of and substitution for such Note. In case such Note is destroyed, lost or stolen, the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such Note, the applicant shall also furnish to the Company or the Trustee satisfactory evidence of the destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substituted Note, the Company may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.

CERTAIN COVENANTS OF THE COMPANY

  The Indenture contains certain covenants for the benefit of the Notes. These covenants include, among others, the following:

  Limitations upon Liens. The Indenture provides that neither the Company nor any Subsidiary (as defined below) will create, incur, issue or assume any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by any pledge, mortgage, lien, charge, encumbrance or security interest ("Lien") on any Principal Property (as defined below) owned by the Company or any Restricted Subsidiary (as defined below), and does not permit the Company or any Subsidiary to create, incur, issue or assume any Debt secured by any Lien on any shares of stock or Debt of any Restricted Subsidiary (such shares of stock or Debt of any Restricted Subsidiary being called "Restricted Securities"), without in any such case effectively providing that the Notes, and any other applicable series of Securities issued pursuant to the Indenture (together with, if the Company so determines, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes and such other Securities) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt is so secured. This restriction will not, however, apply to Debt secured by:

    (i) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing on the date of the original issuance by the Company of the Notes or such other applicable series of Securities issued pursuant to the Indenture, or such other date as may be specified for an applicable series of Securities issued pursuant to the Indenture;

    (ii) Liens on any Principal Property or Restricted Securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, or arising thereafter
  (a) otherwise than in connection with the borrowing of money arranged thereafter and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition;

    (iii) Liens on any Principal Property or Restricted Securities of the Company or any Subsidiary existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 180 days after, the acquisition of such Principal Property or Restricted Securities or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided such Liens are limited to such Principal Property or Restricted Securities, to improvements on such Principal Property and to any other property or assets not then constituting a Principal Property or Restricted Securities);

    (iv) Liens on any Principal Property to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such Principal Property, or to secure Debt incurred prior to, at the time of or within 180 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided such Liens are limited to such Principal Property, improvements thereon and any other property or assets not then constituting a Principal Property);

    (v) Liens which secure Debt owing by a Subsidiary to the Company or to a Restricted Subsidiary;

    (vi) Liens on the property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute; and

    (vii) any extension, renewal, substitution or replacement of any of the Liens referred to in paragraphs (i) through (vi) above or the Debt secured thereby; provided that (a) such extension, renewal, substitution or replacement Lien will be limited to all or any part of the same Principal Property or Restricted Securities that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property or Restricted Securities) and (b) in the case of paragraphs (i) through (iii) above, the Debt secured by such Lien at such time is not increased.

Notwithstanding the foregoing, the Company and any Subsidiary may create, incur, issue or assume Debt secured by a Lien which would otherwise be subject to the foregoing restrictions if the aggregate principal amount of all Debt secured by Liens on Principal Properties and Restricted Securities then outstanding (not including any such Debt secured by Liens permitted to be incurred pursuant to paragraphs (i) through (vii) above) plus Attributable Debt (as defined below) of the Company and its Restricted Subsidiaries in respect of sale and leaseback transactions (as defined in "Limitations upon Sales and Leasebacks" below) that would otherwise be subject to the restrictions described below under "Limitations upon Sales and Leasebacks" does not at the time such Debt is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets (as defined below). (Section 1006).

  For the purposes of the "Limitations upon Liens" covenant described herein, the giving of a guarantee which is secured by a Lien on a Principal Property or Restricted Securities, and the creation of a Lien on a Principal Property or Restricted Securities to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and Restricted Securities will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same. (Section 1006).

  Limitations upon Sales and Leasebacks. The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any arrangement after the date of the original issuance by the Company of the Notes (i.e., January 30, 1996) or any other applicable series of Securities issued pursuant to the Indenture, or such other date as may be specified for an applicable series of Securities issued pursuant to the Indenture, with any bank, insurance company or other lender or investor (other than the Company or another Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property for a period of more than three years, which was or is owned or leased by the Company or a Restricted Subsidiary and which has been or is to be sold or transferred by the Company or such Restricted Subsidiary, more than 180 days after the completion of construction and commencement of all operations thereof by the Company or such Restricted Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "sale and leaseback transaction") unless, either:

    (i) the Company and its Restricted Subsidiaries would be entitled, pursuant to the provisions described in the "Limitations upon Liens" covenant described above, to incur Debt secured by a Lien on such Principal Property in a principal amount equal to or exceeding the Attributable Debt in respect of such sale and leaseback transaction without equally and ratably securing the applicable series of Securities, or

    (ii) the Company, within 180 days after the sale or transfer, applies or causes a Restricted Subsidiary to apply an amount equal to the net proceeds of such sale or transfer (as determined by any two of the following: the Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of Securities of any series or other Funded Debt (as defined below) of the Company (other than Funded Debt subordinated to the Securities) or Funded Debt of a Restricted Subsidiary; provided that the amount to be so applied will be reduced by
  (a) the principal amount of Securities delivered within 180 days after such sale or transfer to the Trustee for retirement and cancellation, and (b) the principal amount of any such Funded Debt of the Company or a Restricted Subsidiary, other than Securities, voluntarily retired by the Company or a Restricted Subsidiary within 180 days after such sale or transfer, excluding in the case of both (a) and (b), retirement pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by payment at maturity.

  Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee's obligation thereunder. (Section 1007).

  Restrictions on Funded Debt of Restricted Subsidiaries. The Indenture provides that the Company will not permit any Restricted Subsidiary to create, incur, issue, assume or guarantee any Funded Debt. This restriction will not apply if:

    (i) the Company or such Restricted Subsidiary could create Debt secured by Liens in accordance with the "Limitations upon Liens" covenant described above or enter into a sale and leaseback transaction in accordance with the "Limitations upon Sales and Leasebacks" covenant described above in an amount equal to such Funded Debt, without equally and ratably securing the Notes; or (ii) such Funded Debt existed on the date of the original issuance by the Company of the Notes (i.e., January 30, 1996); or (iii) such Funded Debt is owed to the Company or any Subsidiary; or (iv) such Funded Debt existed at the time the corporation that issued such Funded Debt became a Restricted Subsidiary, or was merged with or into or consolidated with such Restricted Subsidiary, or at the time of a sale, lease or other disposition of the properties of such corporation as an entirety to such Restricted Subsidiary, or arising thereafter (a) otherwise than in connection with the borrowing of money arranged thereafter and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary and not in contemplation of any such merger or consolidation or any such sale, lease or other disposition; or (v) such Funded Debt is guaranteed by the Company; or (vi) such Funded Debt is guaranteed by a governmental agency; or (vii) such Funded Debt is issued, assumed or guaranteed in connection with, or with a view to, compliance by such Restricted Subsidiary with the requirements of any program adopted by any federal, state or local governmental authority and applicable to such Restricted Subsidiary and providing financial or tax benefits to such Restricted Subsidiary which are not available directly to the Company; or (viii) such Funded Debt is issued, assumed or guaranteed to pay all or any part of the purchase price or the construction cost of property or equipment acquired by a Restricted Subsidiary, provided such

  Funded Debt is incurred within 180 days after acquisition, completion of construction or commencement of full operation of such property, whichever is later; or (ix) such Funded Debt is nonrecourse; or (x) such Funded Debt is incurred for the purpose of extending, renewing, substituting, replacing or refunding Funded Debt permitted by the foregoing.

  Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, issue, assume or guarantee Funded Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Funded Debt of the Company's Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Funded Debt permitted to be incurred pursuant to clauses (i) through (x) above), does not at the time such Funded Debt is incurred exceed an amount equal to 10% of Consolidated Net Tangible Assets. (Section 1008).

  Dividend Restrictions. The Indenture provides that the Company will not (i) declare or pay any dividend or make any other distribution (other than dividends or distributions made in capital stock of the Company) on or in respect of any capital stock of the Company, (ii) purchase, redeem or otherwise acquire for value any shares of the capital stock of the Company, except shares acquired upon the conversion or exchange thereof into other shares of capital stock of the Company or out of the proceeds of a substantially concurrent sale of other shares of capital stock of the Company, or (iii) permit any Restricted Subsidiary to purchase, redeem or otherwise acquire for value any shares of capital stock of the Company, if immediately thereafter the aggregate amount of all such dividends, distributions, purchases, redemptions, acquisitions or payments (other than dividends or distributions payable in shares of capital stock of the Company) during the period from and after January 1, 1992 would exceed the sum of (a) $130,000,000 plus (or minus to an amount not less than zero in the case of a deficit), (b) the consolidated net income (or net loss) of the Company and its Subsidiaries earned subsequent to January 1, 1992, plus (c) the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined by any two of the following: the Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company), received by the Company in respect of the issue, sale or exchange after January 1, 1992, of (1) any shares of capital stock of the Company and any rights, options or warrants entitling the holders to purchase or subscribe for shares of such capital stock, or (2) any indebtedness of the Company which is converted into or exchanged for shares of its capital stock after January 1, 1992. (Section 1009).

  The foregoing will not prohibit (i) payment of any dividend or distribution within 65 days after the date of declaration thereof, if at the date of declaration the payment of such dividend or distribution would have complied with this "Dividend Restrictions" covenant, (ii) payment of any dividend or distribution where substantially concurrently with the payment thereof an amount of net proceeds, including cash and the fair market value of property other than cash (as determined by any two of the following: the Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company), at least equal to such dividend or distribution is received as a capital contribution or as the proceeds from the issuance or sale of capital stock of the Company, (iii) the retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of the Company's capital stock,
(iv) purchases of shares of capital stock of the Company to deliver pursuant to, or purchases or redemptions of shares of capital stock from employees or former employees of the Company or its Subsidiaries in connection with, the Company's stock option and incentive plans, and (v) the payment by the Company or any Restricted Subsidiary to any member of the same consolidated group for tax purposes of any amounts with respect to taxes or payments in lieu of taxes. (Section 1009).

  The covenants described above would not necessarily afford the Holders protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

CERTAIN DEFINITIONS

  "Attributable Debt" means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the interest rate inherent in such lease (such rate to be determined by any two of the following: the Chairman of the Board, the President, any Vice President, the Treasurer and the Controller of the Company), compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of (i) the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such amount of rent, as the case may be, and (ii) the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

  "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (iii) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

  "Funded Debt" means indebtedness created, assumed or guaranteed by a Person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of original creation, assumption or guarantee.

  "Principal Property" means any manufacturing plant or distribution facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or distribution facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds, industrial revenue bonds, pollution control bonds or other similar debt issued or guaranteed by the United States of America or any State thereof, or any department, agency, instrumentality or political subdivision of the United States of America or any State thereof or (ii) which, in the opinion of the Board of Directors of the Company as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and its Subsidiaries, taken as a whole.

  "Restricted Subsidiary" means any Subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors' qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a Subsidiary (i) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, or (ii) which is engaged primarily in the finance business including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries, or (iii) which is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (i), (ii) or
(iii), such matter will be determined for all purposes of the Indenture by a Board Resolution.

  "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

  "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

EVENTS OF DEFAULT

  An Event of Default with respect to the Notes is defined in the Indenture as: (a) default in payment of principal of (or premium, if any, on) any Note at Maturity; (b) default in payment of any interest upon any Note when due, continued for 30 days; (c) failure by the Company for 90 days after due notice in performance of any other of the covenants or warranties in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series of Securities issued pursuant to the Indenture other than the Notes); (d) a default under any indebtedness for money borrowed by the Company resulting in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming due prior to maturity, without such acceleration having been rescinded within 60 days after due notice of such default as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization of the Company (Section 501).

  The Indenture provides that, if any Event of Default with respect to the Notes at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may, by notice as provided in the Indenture, declare the principal amount of all the Notes to be due and payable immediately, but upon certain conditions such declaration may be rescinded and annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest, if any, on the Notes and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Notes on behalf of the Holders of all the Notes. (Sections 502 and 513).

  The Indenture provides that no holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in principal amount of the Outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee and the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Notes a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days. (Section 507). However, the Holder of any Note will have an absolute right to receive payment of the principal of (and premium, if any, on) and interest on such Note on or after the Stated Maturity therein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment. (Section 508).

  The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Notes at the time Outstanding, give to the Holders of the Outstanding Notes notice of such default known to it if uncured or not waived, provided, that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Notes; and, provided further, that such notice will not be given until 90 days after the occurrence of a default with respect to Outstanding Notes in the performance of a covenant in the Indenture other than for the payment of the principal of (or premium, if any) or interest, if any, on any Note. The term default with respect to the Notes for the purpose only of this provision means the happening of any of the Events of Default specified in the Indenture excluding any grace periods and irrespective of any notice requirements. (Section 602).

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of Outstanding Notes before proceeding to exercise any right or power under the Indenture at the request of the Holders of the Notes (Section 601). The Indenture provides that the Holders of a majority in principal amount of Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. (Section 512).

  The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1005).

DEFEASANCE

  The Indenture provides that the Company, at its option, (a) will be discharged from any and all obligations with respect to the Notes (except for certain obligations which include registering the transfer or exchange of the Notes, replacing stolen, lost or mutilated Notes, maintaining paying agencies and holding monies for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, upon the deposit with the Trustee (and in the case of a discharge, 91 days after such deposit), in trust, of money, or U.S. Government Obligations, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Notes on the date such payments are due in accordance with the terms of the Notes to their stated maturities or to and including a redemption date which has been irrevocably designated by the Company for redemption of the Notes. To exercise any such option, the Company is required to meet certain conditions, including delivering to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Notes to recognize income, gain or loss for federal income tax purposes and (ii) the holders of the Notes will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case had the deposit and related defeasance not occurred. (Sections 403 and 1010).

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes (voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Notes, except that no such supplemental indenture may without the consent of the Holder of each Outstanding Note affected thereby (i) change the Stated Maturity of any Note, (ii) reduce the principal amount of, or the rate of interest or any premium on, any Note, (iii) change the place or currency of payment on any Note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof, (v) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, or (vi) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for the waiver of certain covenants and defaults. (Section
902).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Indenture contains a provision permitting the Company, without the consent of the Holders of any of the Outstanding Notes under the Indenture, to consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any Person or to acquire or lease the assets of any Person substantially as an entirety or to permit any corporation to merge into the Company, provided that: (i) the successor is a corporation organized and existing under the laws of any domestic jurisdiction; (ii) the successor corporation, if other than the Company, assumes the Company's obligations on the Notes and under the Indenture; and (iii) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing. (Section 801).

OUTSTANDING NOTES

  The Indenture provides that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by the Company or any of its Affiliates shall not be deemed to be Outstanding. (Section 101).

GOVERNING LAW

  The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

                         DESCRIPTION OF THE OLD NOTES

  The terms of the Old Notes are identical in all material respects to the New Notes, except that (i) the Old Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except to the extent that the Initial Purchasers may have certain registration rights under limited circumstances) and (ii) the New Notes will not provide for any increase in the interest rate thereon. In that regard, the Old Notes provide that, in the event that the Exchange Offer is not consummated or a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes is not declared effective on or prior to July 28, 1996, the interest rate on the Old Notes will increase by 0.50% per annum following July 28, 1996; provided, however, that if the Company requests holders of Old Notes to provide certain information called for by the Registration Rights Agreement for inclusion in any such Shelf Registration Statement, then Old Notes owned by holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement will not be entitled to any such increase in the interest rate. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after July 28, 1996, the interest rate on any Old Notes which remain outstanding will be reduced, from the date of such consummation or effectiveness, as the case may be, to 6 1/2% per annum and the Old Notes will not thereafter be entitled to any increase in the interest rate thereon. The New Notes are not entitled to any such increase in the interest rate thereon. In addition, the Old Notes and the New Notes will constitute a single series of debt securities under the Indenture. See "Description of the New Notes--General." Accordingly, holders of Old Notes should review the information set forth under "Summary--Certain Consequences of a Failure to Exchange Old Notes" and "Description of the New Notes."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following summary describes certain United States federal income tax considerations to holders of the New Notes who are subject to U.S. net income tax with respect to the New Notes ("U.S. persons") and who will hold the New Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the New Notes or holders thereof. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss New Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a New Note and one or more other investments, or situations in which the functional currency of the holders is not the U.S. dollar.

  Holders of Old Notes contemplating acceptance of the Exchange Offer should consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

EXCHANGE OF NOTES

  The exchange of Old Notes for New Notes should not be a taxable event to holders for federal income tax purposes. The exchange of Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. If, however, the exchange of the Old Notes for the New Notes were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Notes should have the same issue price as the Old Notes, and a holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

INTEREST ON THE NEW NOTES

  A holder of a New Note will be required to report as ordinary interest income for U.S. federal income tax purposes interest earned on the New Note in accordance with the holder's method of tax accounting.

DISPOSITION OF NEW NOTES

  A holder's tax basis for a New Note generally will be the holder's purchase price for the Old Note. Upon the sale, exchange, redemption, retirement or other disposition of a New Note, a holder will recognize gain or loss equal to the difference (if any) between the amount realized and the holder's tax basis in the New Note. Such gain or loss will be long-term capital gain or loss if the New Note has been held for more than one year and otherwise will be short-term capital gain or loss (with certain exceptions to the characterization as capital gain if the New Note was acquired at a market discount).

BACKUP WITHHOLDING

  A holder of a New Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the New Note and proceeds from the sale, exchange, redemption or retirement of the New Note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a New Note who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS.

  A holder of a New Note who is not a U.S. person will generally be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

  Any amount paid as backup withholding will be creditable against the holder's U.S. federal income tax liability.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days (subject to extension under certain limited circumstances described herein) after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer-- Resales of New Notes."

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in connection with the New Notes will be passed upon for the Company by Andrews & Kurth L.L.P., New York, New York and, with respect to matters governed by the laws of the State of New Jersey, by Riker, Danzig, Scherer, Hyland and Perretti, Morristown, New Jersey.

                                    EXPERTS

  The consolidated financial statements and schedules of Thomas & Betts Corporation as of January 1, 1995 and January 2, 1994 and for each of the years in the three-year period ended January 1, 1995, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Amerace Corporation as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

--------
Trademarks of the Company include: THOMAS & BETTS, T & B, CATAMOUNT, TY-RAP, TY-FAST, STA-KON, STEEL CITY, IBERVILLE, PERFECT-LINE, BLACKBURN, COLOR-KEYED, KINDORF, SUPERSTRUT, AMERICAN ELECTRIC LIGHTING, HAZLUX, UNION, BOWERS, ZINSCO, CANSTRUT, ELECTROTRAY, E-Z-CODE, ANCHOR, ANSLEY, FLEXSTRIP, HOLMBERG, NEVADA WESTERN, ARMIGER, EPITOME, RUSSELLSTOLL, MAX-GARD, EVER-LOK, MIPCO, FEEDRAIL, AGASTAT, BUCHANAN, REZNOR, E.K. CAMPBELL, LEHIGH, MEYER, KOLD-N-KLOSE, DELTEC, ELASTIMOLD AND HENDRIX.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED AND INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COM-PANY OR ANY OF ITS AFFILIATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH OR TO ANY PERSON TO WHOM IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFERING OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   4
Incorporation of Certain Documents by Reference............................   4
Summary....................................................................   6
Certain Consequences of a Failure to Exchange Old Notes....................  12
Recent Acquisitions........................................................  13
Use of Proceeds............................................................  13
Capitalization.............................................................  14
Selected Consolidated Historical and Pro Forma Financial Information.......  15
Business of the Company....................................................  17
The Exchange Offer.........................................................  20
Description of the New Notes...............................................  29
Description of the Old Notes...............................................  37
Certain United States Federal Income Tax Considerations....................  37
Plan of Distribution.......................................................  38
Legal Matters..............................................................  39
Experts....................................................................  39

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                              [LOGO] THOMAS&BETTS
                                     ------------
                                     -------------------
                                     ------------



                             OFFER TO EXCHANGE ITS
                             6 1/2% NOTES DUE 2006
                           WHICH HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                             6 1/2% NOTES DUE 2006

                               ----------------

                                   PROSPECTUS

                               ----------------

                                      , 1996


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, which permits New Jersey corporations to include provisions in their certificate of incorporation limiting the liability of officers and directors, Article NINTH of the registrant's certificate of incorporation provides:

    NINTH: (1) Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt of an improper personal benefit.

    (2) Elimination of Certain Liability of Officers. Unless provided otherwise by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

    (3) Repeal or Modification of ARTICLE NINTH. Any repeal or modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

  Section 14A:3-5 of the New Jersey Business Corporation Act ("Section 14A:3-5") confers broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee, employee or agent. The provisions of Section 14A:3-5 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 14A:3-5 also provides that powers granted pursuant to such Section may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

  Article V of the registrant's bylaws provides:

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New Jersey Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

  Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety day after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the New Jersey Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

  Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.

  The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

     *4.1      --Indenture dated as of January 15, 1992 between Regis-
                trant and First Trust of New York, National Association, as Trustee successor trustee to Morgan Guarantee Trust Company of New York. (Filed as Exhibit 4(a) to Thomas & Betts Corporation's Annual Report on Form 10-K for the year ended December 31, 1991.)

      4.2      --Registration Rights Agreement, dated as of January 30,
                 1996, between the Registrant and Merrill Lynch & Co.,
                 Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                 J.P. Morgan Securities Inc.
      4.3      --Form of Note for 6 1/2% Notes due 2006 originally issued by Thomas & Betts Corporation on January 30, 1996.
      4.4      --Form of Note for 6 1/2% Notes due 2006 to be issued by
                 Thomas & Betts Corporation and registered under the Secu-rities Act of 1933.
      5.1      --Opinion of Andrews & Kurth L.L.P.
      5.2      --Opinion of Riker, Danzig, Scherer, Hyland & Perretti.
     12        --Statement regarding computation of ratio of earnings to
                 fixed charges.
     23.1      --Consent of Andrews & Kurth L.L.P. (included in Exhibit
                 5.1).
     23.2      --Consent of Riker, Danzig, Scherer, Hyland & Perretti
                 (included in Exhibit 5.2).
     23.3      --Consent of KPMG Peat Marwick LLP.
     23.4      --Consent of Arthur Andersen LLP.
     24        --Powers of attorney (included on signature page of this
                 Registration Statement).
     25        --Statement of Eligibility of Trustee.
     99.1      --Form of Letter of Transmittal.
     99.2      --Form of Notice of Guaranteed Delivery.
     99.3      --Form of Exchange Agent Agreement.
--------
*Previously filed with the Securities and Exchange Commission and incorporated herein by reference.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MEMPHIS, STATE OF TENNESSEE, ON THE 7TH DAY OF FEBRUARY, 1996.

                                          Thomas & Betts Corporation

                                                   /s/ T. Kevin Dunnigan
                                          By: _________________________________
                                                     T. Kevin Dunnigan
                                                Chairman of the Board and
                                                 Chief Executive Officer


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS T. KEVIN DUNNIGAN, JERRY KRONENBERG AND FRED R. JONES, AND EACH OF THEM, HIS OR HER TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION FOR HIM OR HER AND IN HIS OR HER NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY OR ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) OF AND SUPPLEMENTS TO THIS REGISTRATION STATEMENT AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SUCH ATTORNEYS-IN-FACT AND AGENTS AND EACH OF THEM FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, TO ALL INTENTS AND PURPOSES AND AS FULLY AS THEY MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SUCH ATTORNEYS-IN-FACT AND AGENTS, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ T. Kevin Dunnigan         Chairman of the Board, Chief   February 7, 1996
____________________________________   Executive Officer and
        (T. Kevin Dunnigan)            Director

         /s/ Clyde R. Moore          President, Chief Operating     February 7, 1996
____________________________________   Officer and Director
          (Clyde R. Moore)

         /s/ Fred R. Jones           Vice President--Finance and    February 7, 1996
____________________________________   Treasurer (Principal
          (Fred R. Jones)              Financial and Accounting
                                       Officer)

        /s/ Jerry Kronenberg         Vice President--General        February 7, 1996
____________________________________   Counsel
         (Jerry Kronenberg)

      /s/ Raymond B. Carey, Jr       Director                       February 7, 1996
____________________________________
      (Raymond B. Carey, Jr.)

         /s/ Ernest H. Drew          Director                       February 7, 1996
____________________________________
          (Ernest H. Drew)

      /s/ Jeananne K. Hauswald       Director                       February 7, 1996
____________________________________
       (Jeananne K. Hauswald)


        /s/ Thomas W. Jones          Director                       February 7, 1996
____________________________________
         (Thomas W. Jones)

        /s/ Robert A. Kenkel         Director                       February 7, 1996
____________________________________
         (Robert A. Kenkel)

      /s/ Kenneth R. Masterson       Director                       February 7, 1996
____________________________________
       (Kenneth R. Masterson)

       /s/ J. David Parkinson        Director                       February 7, 1996
____________________________________
        (J. David Parkinson)

          /s/ Ian M. Ross            Director                       February 7, 1996
____________________________________
           (Ian M. Ross)

       /s/ William H. Waltrip        Director                       February 7, 1996
____________________________________
        (William H. Waltrip)
